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EXHIBIT 99.1

For Immedate Release: May 1, 2003, 4:00 p.m. EST	For More Information Contact: Kurt Palek, CareScience (215) 689-2249

CARESCIENCE ANNOUNCES 2003 FIRST QUARTER RESULTS

        PHILADELPHIA, PA—May 1, 2003—CareScience, Inc. (Nasdaq: CARE), one of the nation's leading care management companies, today announced financial results for the first quarter ended March 31, 2003.

        Revenue for the first quarter of 2003 was $3.2 million, a 4% decrease from $3.3 million in last year's first quarter. Net loss applicable to common shareholders for the 2003 first quarter was $1.9 million or $0.14 per share on a diluted share basis, a 28% increase from the net loss of $1.5 million or $0.11 per share on a diluted share basis in the first quarter of 2002.

        Total backlog, which represents unrecognized revenue on signed customer contracts, was $26.9 million as of March 31, 2003, a 47% increase over backlog of $18.3 million as of March 31, 2002. Cash and investments as of March 31, 2003 totaled $15.8 million.

        As previously announced, during the quarter, the company signed new agreements with Memorial Hospital, Colorado Springs, CO, and North Arundel Hospital, Glen Burnie, MD to use CareScience's Care Management System™; signed multi-year renewal agreements with Trinity Hospital, TX, St. Vincent's Hospital, CT, and Borgess Affiliates, MI; and also signed product and service contract expansions with Bronson Healthcare, MI, MedStar Health System, Columbia, MD, Swedish Hospital, WA, St. Anthony's Hospital, MO, Columbia St. Mary's Hospital, WI, and Providence Health System, WA.

About CareScience

        CareScience, Inc. (www.carescience.com) is one of the nation's leading providers of care management services to hospitals, health systems, and pharmaceutical and biotechnology companies. A company that specializes in clinical knowledge, CareScience supplies the people and technology to ensure quality care is delivered throughout the healthcare system. For 10 years, CareScience has helped hospitals and health systems prevent thousands of complications and deaths. CareScience works with its customers to build organizational support for change, address challenges to improve clinical performance, and expand the role of care management. For the pharmaceutical industry, CareScience provides expertise to help pharmaceutical and biotechnology companies develop drugs that improve patient outcomes in the real world of care delivery. CareScience has major offices in Philadelphia and San Francisco and is traded on the NASDAQ under the symbol CARE.

        This announcement contains forward-looking statements that involve risks and uncertainties with respect to future events and financial performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. CareScience uses words such as 'anticipates,' 'believes,' 'expects,' 'future' and 'intends' and similar expressions to identify forward-looking statements. The potential risks and uncertainties include, among others, CareScience's limited operating history, the loss or impairment of its intellectual property rights, the healthcare industry's willingness to adopt CareScience's solutions, the company's failure to manage its growth, the competitive and constantly changing environment for its services, the loss of any of its key personnel, its failure to develop strategic relationships, its failure to use new technologies effectively or adapt emerging industry standards, changes in the healthcare industry or the failure of commercial users to accept Internet solutions. More information about potential factors that could affect the company's business and financial results is included in CareScience's filings with the Securities and Exchange Commission, which can be found at the Commission's web site (http://www.sec.gov).

CARESCIENCE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and investments	$15,758,092	$17,181,564
Accounts receivable	1,535,979	2,388,204
Prepaid expenses and other	461,746	434,244

Total current assets	17,755,817	20,004,012

Net property and equipment	1,959,950	2,124,744

Other assets	255,562	263,557

Total assets	$19,971,329	$22,392,313

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations and notes payable	$159,293	$248,162
Accounts payable and accrued expenses	1,533,750	1,490,242
Deferred revenues	3,455,459	4,061,859

Total current liabilities	5,148,502	5,800,263

Capital lease obligations and note payable	294,191	332,449

Total shareholders' equity	14,528,636	16,259,601

Total liabilities and shareholders' equity	$19,971,329	$22,392,313

CARESCIENCE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2003	2002
Revenues	$3,156,542	$3,276,568
Cost of revenues	1,609,089	1,720,237

Gross profit	1,547,453	1,556,331

Operating expenses:
Research and development	1,253,121	725,746
Selling, general & administrative	2,268,418	2,426,074

Total operating expenses	3,521,539	3,151,820

Operating loss	(1,974,086)	(1,595,489)
Interest income	(71,467)	(108,736)
Interest expense	10,414	10,841

Net loss	$(1,913,033)	$(1,497,594)

Net loss per common share:
Basic and diluted	$(0.14)	$(0.11)

Weighted average shares outstanding:
Basic and diluted	13,288,017	13,287,034

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CARESCIENCE ANNOUNCES 2003 FIRST QUARTER RESULTS
CARESCIENCE, INC. CONSOLIDATED BALANCE SHEETS (unaudited)
CARESCIENCE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)